Purchase Order

Winston Global Energy, a China-based company ("Winston Global Energy"), hereby issues a purchase order to Balqon Corporation, a Nevada corporation ("Balqon"), for three hundred (300) electric drive systems on January 25, 2011on the following terms:

1. Term. Balqon Corporation agrees to deliver three hundred (300) electric drive systems to Winston Global Energy by July 25, 2012.

2. Purchase Price. Winston Global Energy agrees to pay Balqon Corporation Fifty Three Thousand United States Dollars (US $53,000) per electric drive system, to be paid upon the shipment of each electric drive system.

3. Description of Product. The electric drive systems delivered pursuant to this Purchase Order shall be 100 horse-power electric drive systems that are appropriate for integration into 14 to 30 passenger mini-busses.

This Purchase Order is entered into as independent contractors and in good faith by both sides. This Purchase Order will be governed by and construed under the laws of the State of California.

WINSTON GLOBAL ENERGY

By:____________________________
Name: Chung Hung Ka
Title: Chief Executive Officer

BALQON CORPORATION

By:____________________________
Name: Balwinder Samra
Title: Chief Executive Officer